Exhibit 99.2

Contact: Richard E. Moran Jr. Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484	FOR RELEASE: July 26, 2004

KILROY REALTY CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, July 26, 2004 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2004, with net income available for common shareholders of $7.9 million, or $0.28 per share, compared to $13.4 million, or $0.49 per share, in the second quarter of 2003. Revenues from continuing operations totaled $54.5 million, compared to $48.8 million in the year-earlier period. Funds from operations (FFO) in the second quarter totaled $23.4 million, or $0.72 per share, compared to $24.9 million, or $0.78 per share, in the second quarter of 2003.

For the first six months of 2004, KRC reported net income of $13.8 million, or $0.49 per share, compared to $24.3 million, or $0.88 per share, in the first half of 2003. Revenues from continuing operations in the six-month period totaled $109.0 million, up from $101.8 million in the same period of 2003.

All per-share amounts in this report are presented on a diluted basis.

“Leasing efforts at KRC have produced solid results and occupancy in our stabilized portfolio rose to 92% in the second quarter,” said John B. Kilroy, Jr., the company’s president and CEO. “With continued strong demand for high quality office properties in coastal San Diego, we’ve initiated development on the third phase of our Innovation Corporate Center.”

Innovation Corporate Center is located in the Rancho Bernardo area of San Diego County and is scheduled to be a four phase, 500,000 square foot complex upon completion. The third phase includes two buildings that commenced construction in early July of this year, which total approximately 103,000 square feet of space and represent an estimated total investment of approximately $23 million.

Other active projects in the company’s committed development and redevelopment programs include two buildings in lease-up totaling approximately 277,000 square feet and one building undergoing redevelopment totaling approximately 242,000 square feet. KRC’s committed pipeline, including its two new development projects, represents a total estimated investment of approximately $170 million, of which $125 million has been spent to date.

Earnings guidance for 2004 will be discussed by KRC management during the company’s July 27, 2004 earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 915-4836. A replay of the conference call will be available via phone through August 3, 2004 at (800) 428-6051, reservation #356067 or via the Internet at the company’s website.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At June 30, 2004, the company owned 7.2 million square feet of commercial office space and 4.9 million square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Revenues from continuing operations	$54,475	$48,754	$109,049	$101,776
Revenues including discontinued operations	$54,925	$50,440	$110,347	$105,454
Net income available to common stockholders (1)	$7,854	$13,360	$13,838	$24,286
Weighted average common shares outstanding - basic	28,220	27,351	28,168	27,287
Weighted average common shares outstanding - diluted	28,362	27,545	28,333	27,488
Net income per share of common stock - basic	$0.28	$0.49	$0.49	$0.89
Net income per share of common stock - diluted	$0.28	$0.49	$0.49	$0.88
Funds From Operations (2) (3)	$23,385	$24,893	$44,341	$51,210
Weighted average common shares/units outstanding - basic (4)	32,316	31,572	32,292	31,513
Weighted average common shares/units outstanding - diluted (4)	32,457	31,766	32,456	31,714
Funds From Operations per common share/unit - basic (4)	$0.72	$0.79	$1.37	$1.63
Funds From Operations per common share/unit - diluted (4)	$0.72	$0.78	$1.37	$1.61
Common shares outstanding at end of period			28,398	27,565
Common partnership units outstanding at end of period			4,082	4,219

Total common shares and units outstanding at end of period			32,480	31,784

			June 30, 2004	June 30, 2003
Stabilized portfolio occupancy rates:
Los Angeles			82.9%	81.4%
Orange County			96.5%	97.9%
San Diego			94.4%	89.4%
Other			93.1%	96.4%

Weighted average total			92.0%	90.9%
Total square feet of stabilized properties owned at end of period:
Office			7,184	6,943
Industrial			4,879	4,877

Total			12,063	11,820

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations is included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common shareholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2004	December 31, 2003
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$289,258	$289,730
Buildings and improvements, net	1,306,576	1,305,145
Undeveloped land and construction in progress, net	128,160	131,411

Total real estate held for investment	1,723,994	1,726,286
Accumulated depreciation and amortization	(341,874)	(321,372)

Total real estate assets, net	1,382,120	1,404,914
Cash and cash equivalents	7,444	9,892
Restricted cash	7,352	8,558
Current receivables, net	4,043	4,919
Deferred rent receivables, net	41,134	36,804
Deferred leasing costs, net	37,824	36,651
Deferred financing costs, net	2,889	3,657
Prepaid expenses and other assets	6,672	7,240

TOTAL ASSETS	$1,489,478	$1,512,635

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$614,806	$526,048
Unsecured line of credit	140,000	235,000
Accounts payable, accrued expenses and other liabilities	35,976	41,147
Accrued distributions	16,478	16,369
Rents received in advance, tenant security deposits and deferred revenue	20,361	20,904

Total liabilities	827,621	839,468

MINORITY INTERESTS:
7.450% Series A Cumulative Redeemable Preferred unitholders (1)	73,638	73,716
9.250% Series D Cumulative Redeemable Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	63,640	66,502

Total minority interests	181,599	184,539

STOCKHOLDERS’ EQUITY:
7.800% Series E Cumulative Redeemable Preferred stock	38,425	38,437
Common stock	284	282
Additional paid-in capital	512,994	508,568
Deferred compensation	(2,445)	(852)
Distributions in excess of earnings	(67,689)	(53,449)
Accumulated net other comprehensive loss	(1,311)	(4,358)

Total stockholders’ equity	480,258	488,628

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,489,478	$1,512,635

(1)	On March 5, 2004, the Company amended the terms of its Series A Cumulative Redeemable Preferred Units (“Series A Preferred Units”) to reduce the distribution rate and extend the redemption date to September 30, 2009. Commencing March 5, 2004, distributions on the Series A Preferred Units accrued at an annual rate of 7.45%. Prior to March 5, 2004, distributions on the Series A Preferred Units accrued at an annual rate of 8.075%.

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
REVENUES:
Rental income	$49,151	$43,486	$97,226	$86,403
Tenant reimbursements	5,196	4,923	10,675	10,502
Other property income	128	345	1,148	4,871

Total revenues	54,475	48,754	109,049	101,776

EXPENSES:
Property expenses	8,866	7,431	18,022	15,836
Real estate taxes	4,247	3,598	8,262	7,382
Provision for bad debts	395	(1,505)	653	(1,084)
Ground leases	332	324	662	644
General and administrative expenses	5,026	4,011	12,275	7,869
Interest expense	9,148	7,585	18,358	15,274
Depreciation and amortization	14,558	12,993	28,601	26,501

Total expenses	42,572	34,437	86,833	72,422

OTHER INCOME:
Interest and other income	78	48	385	94

Total other income	78	48	385	94

Income from continuing operations before minority interests	11,981	14,365	22,601	29,448
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(2,437)	(3,375)	(4,958)	(6,750)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(1,108)	(1,465)	(2,138)	(3,030)

Total minority interests	(3,545)	(4,840)	(7,096)	(9,780)

Income from continuing operations	8,436	9,525	15,505	19,668
Discontinued operations:
Revenues from discontinued operations	450	1,686	1,298	3,678
Expenses from discontinued operations	(153)	(950)	(619)	(2,038)
Impairment loss on property held for sale			(726)
Net (loss) gain on disposition of discontinued operations	(64)	3,690	(64)	3,690
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(30)	(591)	14	(712)

Total income (loss) from discontinued operations	203	3,835	(97)	4,618

Net income	8,639	13,360	15,408	24,286
Preferred dividends	(785)		(1,570)

Net income available for common shareholders	$7,854	$13,360	$13,838	$24,286

Weighted average shares outstanding - basic	28,220	27,351	28,168	27,287
Weighted average shares outstanding - diluted	28,362	27,545	28,333	27,488
Net Income per common share - basic	$0.28	$0.49	$0.49	$0.89

Net Income per common share - diluted	$0.28	$0.49	$0.49	$0.88

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Net income available for common shareholders	$7,854	$13,360	$13,838	$24,286
Adjustments:
Minority interest in earnings of Operating Partnership	1,138	2,056	2,124	3,742
Depreciation and amortization	14,329	13,167	28,315	26,872
Net loss (gain) on dispositions of operating properties	64	(3,690)	64	(3,690)

Funds From Operations (1) (2)	$23,385	$24,893	$44,341	$51,210

Weighted average common shares/units outstanding - basic	32,316	31,572	32,292	31,513
Weighted average common shares/units outstanding - diluted	32,457	31,766	32,456	31,714
Funds From Operations per common share/unit - basic	$0.72	$0.79	$1.37	$1.63

Funds From Operations per common share/unit - diluted	$0.72	$0.78	$1.37	$1.61

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.